DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0661692005-9
Document Number:
20050448487-72

Date Filed:
9/30/2005 12:31:28 PM
In the office of
[signature]

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Peak Resources Incorporated
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name: EastBiz.com, Inc Street Address: 5348 Vegas Drive, City: Las Vegas, NEVADA, Zip Code: 89108 Optional Mailing Address: City: State: Zip Code:
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ .001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Name: Larry Olson Street Address: 2103 Tyrone Place, City: Penticton, State: B.C., Zip Code: V2A 8Z2 2. Name: Street Address: City: State: Zip Code: 3. Name: Street Address: City: State: Zip Code:
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Name: Sheilah King Signature: [signature] Address: 5348 Vegas Drive, City: Las Vegas, State: Nevada, Zip Code: 89108
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company Date: 09/30/05

This form must be accompanied by appropriate fees. See attached fee schedule.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **PEAK RESOURCES INCORPORATED**, did on September 30, 2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 30, 2005.

DEAN HELLER
Secretary of State

By

Certification Clerk